ABN AMRO Funds (formerly know as Alleghany Funds), a Delaware business trust

(the "Trust")

EXHIBIT TO ITEM 77C

On August 24, 2001, ABN AMRO Funds, a Massachusetts business trust, held a Special Meeting of Shareholders for the purposes of considering the proposals as set forth below. The approval of these proposals resulted in the transfer of the assets and stated liabilities of ABN AMRO Fixed Income Fund, ABN AMRO Balanced Fund and ABN AMRO Tax-Exempt Fund to a corresponding series of ABN AMRO Funds (formerly known as Alleghany Funds), a Delaware business trust, in return for shares of the series. ABN AMRO Fixed Income Fund, ABN AMRO Balanced Fund and ABN AMRO Tax-Exempt Fund were then terminated.

The following items were voted on: (1)(a) the transfer of all of the assets and certain stated liabilities of ABN AMRO Fixed Income Fund to Alleghany/Chicago Trust Bond Fund in exchange for Class N shares of Alleghany/Chicago Trust Bond Fund; and (1)(b) the distribution of the Class N shares of Alleghany/Chicago Trust Bond Fund shares so received to Common and Investor shareholders of the ABN AMRO Fixed Income Fund ("Proposal 1"); (2)(a) the transfer of all of the assets and certain stated liabilities of the ABN AMRO Balanced Fund to the Alleghany/Chicago Trust Balanced Fund in exchange for Class N shares of the Alleghany/Chicago Trust Balanced Fund; and (2)(b) the distribution of the Class N shares of the Alleghany/Chicago Trust Balanced Fund's shares so received to Common and Investor shareholders of the ABN AMRO Balanced Fund ("Proposal 2"); and (3)(a) the transfer of all of the assets and certain stated liabilities of the ABN AMRO Tax-Exempt Fixed Income Fund to the Alleghany/Chicago Trust Municipal Bond Fund in exchange for Class N shares of the Alleghany/Chicago Trust Municipal Bond Fund; and (ii) the distribution of the Class N shares of the Alleghany/Chicago Trust Municipal Bond Fund's shares so received to Common and Investor shareholders of the ABN AMRO Tax-Exempt Fixed Income Fund ("Proposal 3").

With respect to Proposal 1, there were present in person or represented by proxy the holders of 18,862,791.560 shares of the Fixed Income Fund, out of a total of 20,175,274.712 shares outstanding on the record date and entitled to vote. With respect to Proposal 2, there were present in person or represented by proxy the holders of 6,864,485.162 shares of the ABN AMRO Balanced Fund, out of a total of 7,467,163.718 shares outstanding on the record date and entitled to vote. With respect to Proposal 3, there were present in person or represented by proxy the holders of 2,145,453.674 shares of the ABN AMRO Tax-Exempt Fixed Income Fund, out of a total of 2,465,874.512 shares outstanding on the record date and entitled to vote. The results of the shares voting were as follows: 92.826% approved Proposal 1; 99.866% approved Proposal 2; and 86.277% approved Proposal 3.

On August 24, 2001, ABN AMRO Funds, a Massachusetts business trust, held a Special Meeting of Shareholders for the purposes of considering the proposals as set forth below. The first proposal was consideration of the approval or disapproval of (1)(a) the transfer of all of the assets and certain stated liabilities of certain ABN AMRO Funds, series of a Massachusetts business trust, to the corresponding series of Alleghany Funds, a Delaware business trust (each an "Alleghany Fund") in exchange for certain shares of the Alleghany Fund; and (1)(b) the distribution of the Alleghany Fund shares so received to shareholders of the corresponding ABN AMRO Fund ("Proposal 1"). The next proposal was the approval or disapproval of a Rule 12b-1 distribution plan for Class N Shares of the corresponding Alleghany Fund of all of ABN AMRO Funds, series of a Massachusetts business trust, except for the ABN AMRO Money Market Funds.

The following votes had been tabulated for each of the Funds:

11,993,106.138 shares of the ABN AMRO Value Fund, out of a total of 12,603,636.576 shares outstanding on the record date and entitled to vote;

15,993,155.688 shares of the ABN AMRO Growth Fund, out of a total of 16,337,114.419 shares outstanding on the record date and entitled to vote;

5,383,556.056 shares of the ABN AMRO Small Cap Fund, out of a total of 5,505,797.163 shares outstanding on the record date and entitled to vote;

2,475,617.182 shares of the ABN AMRO Asian Tigers Fund, out of a total of 3,052,079.535 shares outstanding on the record date and entitled to vote;

1,362,954.000 shares of the ABN AMRO Real Estate Fund, out of a total of 1,858,364.019 shares outstanding on the record date and entitled to vote;

3,890,265.553 shares of the ABN AMRO International Equity Fund, out of a total of 7,353,105.975 shares outstanding on the record date and entitled to vote;

2,003,957.000 shares of the ABN AMRO Europe Equity Fund, out of a total of 2,003,967.784 shares outstanding on the record date and entitled to vote;

1,298,733.995 shares of the ABN AMRO Latin America Equity Fund, out of a total of 1,444,117.977 shares outstanding on the record date and entitled to vote;

367,061,417.050 shares of the ABN AMRO Government Money Market Fund, out of a total of 694,433,046.080 shares outstanding on the record date and entitled to vote;

368,423,018.410 shares of the ABN AMRO Tax-Exempt Money Market Fund, out of a total of 424,595,469.520 shares outstanding on the record date and entitled to vote;

171,409,705.000 shares of the ABN AMRO Treasury Money Market Fund, out of a total of 285,387,935.082 shares outstanding on the record date and entitled to vote;

1,420,656,023.000 shares of the ABN AMRO Institutional Prime Money Market Fund, out of a total of 2,086,657,945.310 shares outstanding on the record date and entitled to vote;

Proposal 1:

ABN AMRO VALUE FUND	% OF SHARES OUTSTANDING

FOR	95.024%
AGAINST	0.008%
ABSTAIN	0.125%

ABN AMRO GROWTH FUND	% OF SHARES OUTSTANDING

FOR	97.576%
AGAINST	0.033%
ABSTAIN	0.286%

ABN AMRO SMALL CAP FUND	% OF SHARES OUTSTANDING

FOR	97.654%
AGAINST	0.006%
ABSTAIN	0.120%

ABN AMRO REAL ESTATE FUND	% OF SHARES OUTSTANDING

FOR	73.342%
AGAINST	0.000%
ABSTAIN	0.000%

ABN AMRO ASIAN TIGERS FUND	% OF SHARES OUTSTANDING

FOR	80.891%
AGAINST	0.025%
ABSTAIN	0.196%

ABN AMRO INTERNATIONAL EQUITY FUND	% OF SHARES OUTSTANDING

FOR	52.849%
AGAINST	0.010%
ABSTAIN	0.047%

ABN AMRO EUROPE EQUITY GROWTH FUND	% OF SHARES OUTSTANDING

FOR	99.999%
AGAINST	0.000%
ABSTAIN	0.000%

ABN AMRO LATIN AMERICA EQUITY FUND	% OF SHARES OUTSTANDING

FOR	89.537%
AGAINST	0.014%
ABSTAIN	0.382%

ABN AMRO GOVERNMENT MONEY MARKET FUND	% OF SHARES OUTSTANDING

FOR	52.807%
AGAINST	0.001%
ABSTAIN	0.050%

ABN AMRO TAX-EXEMPT MONEY MARKET FUND	% OF SHARES OUTSTANDING

FOR	86.761%
AGAINST	0.006%
ABSTAIN	0.003%

ABN AMRO TREASURY MONEY MARKET FUND	% OF SHARES OUTSTANDING

FOR	59.241%
AGAINST	0.380%
ABSTAIN	0.442%

ABN AMRO INSTITUTIONAL PRIME MONEY MARKET FUND	% OF SHARES OUTSTANDING

FOR	68.031%
AGAINST	0.051%
ABSTAIN	0.000%

Proposal 2:

ABN AMRO VALUE FUND	% OF SHARES OUTSTANDING

FOR	94.996%
AGAINST	0.012%
ABSTAIN	0.149%

ABN AMRO GROWTH FUND	% OF SHARES OUTSTANDING

FOR	97.556%
AGAINST	0.053%
ABSTAIN	0.286%

ABN AMRO SMALL CAP FUND	% OF SHARES OUTSTANDING

FOR	97.645%
AGAINST	0.015%
ABSTAIN	0.120%

ABN AMRO REAL ESTATE FUND	% OF SHARES OUTSTANDING

FOR	73.342%
AGAINST	0.000%
ABSTAIN	0.000%

ABN AMRO ASIAN TIGERS FUND	% OF SHARES OUTSTANDING

FOR	80.775%
AGAINST	0.142%
ABSTAIN	0.196%

ABN AMRO INTERNATIONAL EQUITY FUND	% OF SHARES OUTSTANDING

FOR	52.849%
AGAINST	0.010%
ABSTAIN	0.047%

ABN AMRO EUROPE EQUITY GROWTH FUND	% OF SHARES OUTSTANDING

FOR	99.999%
AGAINST	0.000%
ABSTAIN	0.000%

ABN AMRO LATIN AMERICA EQUITY FUND	% OF SHARES OUTSTANDING

FOR	89.522%
AGAINST	0.028%
ABSTAIN	0.382%

On September 7, 2001, ABN AMRO Funds, a Massachusetts business trust, adjourned the Special Shareholder Meeting until Wednesday, September 12, 2001 at 12:00 noon.

On September 12, 2001, ABN AMRO Funds, a Massachusetts business trust, held a Special Meeting of Shareholders to consider the approval or disapproval of (i) the transfer of all of the assets and certain stated liabilities of ABN AMRO Money Market Fund, a series of a Massachusetts business trust, to the corresponding series of Alleghany Funds (the "Alleghany Fund") in exchange for certain shares of the Alleghany Fund; and (ii) the distribution of the Alleghany Fund shares so received to shareholders of the ABN AMRO Money Market Fund. The results of the proposal are as follows:

ABN AMRO MONEY MARKET FUND	% OF SHARES OUTSTANDING	% of SHARES VOTING

FOR	43.66%	83.73%
AGAINST	3.58%	6.86%
ABSTAIN	4.90%	9.39%